UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021

WARBURG PINCUS CAPITAL CORPORATION I-B

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40172	98-1572651
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

450 Lexington Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 878-0600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant	WPCB.U	The New York Stock Exchange
Class A ordinary shares included as part of the units	WPCB	The New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	WPCB WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2021, Warburg Pincus Capital Corporation I-B (the “Company”) announced the appointment of Anne Walker as a new director of the Company. Ms. Walker has been appointed to serve on the audit committee and the nominating committee of the Company, with such appointment effective upon her becoming a director of the Company.

Ms. Walker serves as the Chief Financial Officer of Repertoire Immune Medicines and has held this position since June 2021. Prior to joining Repertoire, Ms. Walker spent over 20 years at Bank of America in Capital Markets and senior corporate leadership positions in the offices of the Chief Financial Officer and Chief Administrative Officer starting in 2001. Most recently, Ms. Walker led Global Real Estate Services and Strategic Initiatives starting in October 2019, where she was responsible for strategic investments in real estate and technology, as well as operational initiatives and company-wide efforts to drive responsible growth, including Operational Excellence and Capital and Scenario Planning. Prior to that role, Ms. Walker led Bank of America’s Corporate FP&A, Technology initiative planning, Investor Relations and Strategy teams. Ms. Walker also served as the Bank of America New York City President, and served on the Management Committee. Earlier in her career, Ms. Walker served as Managing Director and Head of the U.S. Equity Capital Markets Syndicate for Bank of America Merrill Lynch following Bank of America’s acquisition of Merrill Lynch in 2009, where she began her career in 1996. Ms. Walker holds a B.A. from Harvard University and a Master of Business Administration degree from Columbia University.

The board of directors of the Company has affirmatively determined that Ms. Walker meets the applicable standards for an independent director under both the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934.

Ms. Walker will not be compensated by the Company for her services as a director and has not entered into an employment agreement with the Company.

In connection with this appointment, Ms. Walker is expected to enter into an indemnity agreement, registration and shareholder rights agreement and a letter agreement with the Company on the same terms as the indemnity agreements, registration and shareholder rights agreement and letter agreement entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2021

WARBURG PINCUS CAPITAL CORPORATION I-B

By:	/s/ Christopher H. Turner
Name:	Christopher H. Turner
Title:	Chairman and Chief Executive Officer